Exhibit 10.14

Execution Copy

AMENDMENT NO. 1

TO

SPDR® GOLD TRUST

FIRST AMENDED AND RESTATED

ALLOCATED BULLION ACCOUNT AGREEMENT

This amendment (this “Amendment”), dated as of March 18, 2015, is Amendment No. 1 to the SPDR® Gold Trust First Amended and Restated Allocated Bullion Account Agreement, dated June 1, 2011, between HSBC Bank plc (as successor to HSBC Bank USA, N.A. by novation) (the “Custodian”) and The Bank of New York Mellon, not in its individual capacity, but solely as trustee of the SPDR® Gold Trust (the “Trustee”), (the “Allocated Agreement”).

WHEREAS, the gold price used under the Allocated Agreement to calculate the fee to be paid to the Custodian for its services and for certain other purposes is the gold price that is established by the twice daily fix of the price of an ounce of gold which starts, respectively, at 10:30 a.m. and 3:00 p.m. London, England time and is conducted in London by the members of London Gold Market Fixing Limited (the “London Gold Fix”);

WHEREAS, the London Bullion Market Association (the “LBMA”) has announced that (i) London Gold Market Fixing Limited will discontinue the London Gold Fix on March 19, 2015, and (ii) ICE Benchmark Administration has been selected by the LBMA to be the third party administrator for the gold price that shall replace the London Gold Fix (the “LBMA Gold Price”), with the LBMA Gold Price to commence on March 20, 2015;

WHEREAS, clause 15.4 of the Allocated Agreement provides that any amendment thereto shall be in writing signed by the Trustee and the Custodian; and

WHEREAS, the Trustee and the Custodian wish to amend the Allocated Agreement to replace the references to the London Gold Fix in the Allocated Agreement with references to the LBMA Gold Price, effective as of March 20, 2015.

NOW, THEREFORE, the Trustee and the Custodian agree as follows:

1. A. The second sentence of Section 10.1 of the Allocated Agreement is hereby amended to read in its entirety as follows:

The Bullion held in the Allocated Account and the Unallocated Account shall be determined based on our end of Business Day balances, and the value of the Bullion shall be computed on the basis of the price of an ounce of gold as determined by ICE Benchmark Administration, the third party selected by the LBMA to administer the London gold price, at or about 3:00 p.m. London time (the “LBMA Gold Price PM”) or, if no LBMA Gold Price PM is made on such day, on the basis of the last prior London gold price (am or pm) as determined by ICE Benchmark Administration.

B. The parenthetical in the first sentence of Section 12.1 of the Allocated Agreement is hereby amended to read in its entirety as follows:

(such market value calculated using the nearest available morning or afternoon London gold price as determined by ICE Benchmark Administration following the occurrence of such negligence, fraud or willful default)

2. The foregoing amendments shall be effective as of March 20, 2015.

3. Except as modified by this Amendment, the Allocated Agreement shall remain unmodified and in full force and effect.

4. This Amendment is governed by, and will be construed in accordance with, English law. The parties agree that the courts of the State of New York, in the United States of America, and the United States federal court located in the Borough of Manhattan in such state are to have jurisdiction to settle any disputes or claims which may arise out of or in connection with this Amendment and, for these purposes each party irrevocably submits to the non-exclusive jurisdiction of such courts, waives any claim of forum non conveniens and any objections to the laying of venue, and further waives any personal service.

5. Capitalized terms used but not defined in this Amendment shall have the meaning assigned to such terms in the Allocated Agreement.

6. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but together shall constitute one and the same amendment. Facsimile and PDR signatures shall be acceptable and binding.

[Signature Page Follows]

IN WITNESS WHEREOF, the Custodian and the Trustee have each caused this Amendment to be duly executed as of the day and year first above written.

HSBC BANK PLC

By:	/s/ Don G. Pearce
Name:	Don G. Pearce
Title:	Authorised Signatory

THE BANK OF NEW YORK MELLON, not in its individual capacity, but solely as trustee of the SPDR® Gold Trust

By:	/s/ Thomas O’Donnall
Name:	Thomas O’Donnall
Title:	Managing Director

[Signature Page to Amendment No. 1 to SPDR® Gold Trust First Amended and Restated Allocated Bullion Account Agreement]